                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               September 25, 2003

                                   ----------

                Date of Report (Date of earliest event reported)


                           MEXICAN RESTAURANTS, INC.
                           -------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Texas                       000-28234                   76-0493269
        -------                      ---------                   ----------
(State of Organization)       (Commission File Number)          (IRS Employer
                                                             Identification No.)

                                 1135 Edgebrook
                             Houston, TX 77034-1899
                             ----------------------
        (Address of Registrant's Principal Executive Office) (Zip Code)

                                 (713) 943-7574
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.

         On September 25, 2003, Mexican Restaurants, Inc. (the "Company") announced by press release that it has signed an agreement to acquire 13 restaurants and related assets from its Beaumont-based franchisee, Thomas Harken, and Mr. Harken's operating partner, Victor Gonzalez, for a total consideration of approximately $13.75 million. The restaurants to be acquired include 8 Casa Ole restaurants located in Southeast Texas, 2 Casa Ole restaurants located in Southwest Louisiana, and 3 Crazy Jose's restaurants located in Southeast Texas. In the past year these restaurants had combined sales of over $20 million. The transaction is expected to close by the end of this year.

         A copy of the Company's press release is filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

         (c) Exhibit:

              99.1 Press release of Mexican Restaurants, Inc., dated September 25, 2003


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MEXICAN RESTAURANTS, INC.



                                          By: /s/ Andrew J. Dennard
                                          --------------------------------------
                                          Name: Andrew J. Dennard
                                          Title: Vice President, Chief Financial
                                          Officer, Treasurer and Corporate
                                          Secretary


Date:  September 26, 2003